SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________


FORM 8-K
CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 10, 2002



_________________


KIT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)


California
(State or other jurisdiction of incorporation)
2-31520
(Commission File Number)
95-1525261
(I.R.S. Employer
Identification No.)

530 East Wardlow Road, Long Beach, California 90807

(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (562) 595-7451


N/A
(Former name or former address, if changed since last report)






Item 5.		OTHER EVENTS

On October 10, 2002, KIT Manufacturing Company (the "Company") issued a press release announcing that it had signed a non-binding letter of intent to sell its Recreational Vehicle Division ("RV Division") to a newly formed entity owned by Mr. Scott Thorpe, the Company's RV Division Sales Manager. Pursuant to the letter of intent, such entity would acquire all the assets and assume certain liabilities related to the RV Division. The press release issued by the Company on October 10, 2002, is filed as Exhibit 99.1 hereto and incorporated by reference herein.


Item 7.		FINANCIAL STATEMENTS AND EXHIBITS

(c) The exhibit to this report is listed in the Exhibit Index set forth elsewhere herein.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT MANUFACTURING COMPANY



Date:  October 10, 2002			By:	/s/ Dan Pocapalia
						Name:  Dan Pocapalia
						Title: Chairman of the Board,
					Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1 Text of press release of KIT Manufacturing Company issued
      October 10, 2002.

KIT SIGNS NON-BINDING LETTER OF INTENT TO SELL RECREATIONAL
VEHICLE DIVISION

LONG BEACH, Calif., October 10, 2002 - KIT Manufacturing Company (AMEX: KIT) announced today that it has signed a non-binding Letter of Intent under which KIT's RV Division Sales Manager, Scott Thorpe, will acquire all of the assets of KIT's RV Division. The Letter of Intent contemplates execution of a definitive agreement by November 8, 2002. The Company will retain all assets and liabilities related to its Manufactured Housing Division and will continue its operations as a top 10 seller of manufactured homes in the western U.S.

Under the terms of the Letter of Intent, Mr. Thorpe will pay KIT $1.75 million in cash and will assume RV Division debt and liabilities in an aggregate amount of approximately $5.5 million in exchange for all of the assets related to KIT's RV Division. The acquisition will be financed by Progressive Investment Group, based in Fountain Valley, California.

"We are very pleased to enter into this Letter of Intent for the sale of KIT's RV Division," said Dan Pocapalia, KIT Chairman and CEO. The execution of a definitive agreement for the sale of the RV Division will allow Kit to focus on its Manufactured Homes operations, which have produced positive EBITDA for the Company in each of the past 6 years. We believe this transaction will significantly strengthen KIT's balance sheet and leave the Company better poised for future success."

"I am very excited to continue KIT's tradition as America's value leader in manufacturing RVs," said Mr. Thorpe. "Dan Pocapalia founded KIT 58 years ago and has built a strong track record of providing dealers and consumers with innovative RV products manufactured to the highest standards. I feel privileged to be able to continue the KIT tradition."

KIT Manufacturing Company, headquartered in Long Beach, California, is a leading producer of recreational vehicles and manufactured homes. KIT manufactures RVs and manufactured homes from facilities in Caldwell, Idaho. KIT makes RVs under well known brand names such as Road Ranger, Companion, Millennium and Extreme. Additionally, KIT also constructs both single-section and multi-section manufactured homes under brand names that include Cypress, Chateau, Sierra XL, Sunrise and Golden State.
The Company sells its products through a network of more than 160 dealers in the western US and Canada and a wholly-owned manufactured homes retail facility.

Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995, as amended.
Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the company files from time to time with the Securities and Exchange Commission. The Company cautions readers not to rely on forward-looking statements.